SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

LANDSTAR SYSTEM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

LANDSTAR SYSTEM, INC.
13410 Sutton Park Drive South
Jacksonville, Florida 32224

March 31, 2008

To the Stockholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Landstar System, Inc., on Thursday, May 1, 2008, at 9:00 a.m., local time, to be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above. A notice of meeting, a proxy card, the 2007 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope even if you are planning to attend the meeting.

I look forward to the Annual Meeting of Stockholders, and I hope you will attend the meeting or be represented by proxy.

HENRY H. GERKENS
Chief Executive Officer

LANDSTAR SYSTEM, INC.
13410 Sutton Park Drive South
Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 1, 2008

Notice is hereby given that the 2008 Annual Meeting of Stockholders of Landstar System, Inc., a Delaware corporation (the “Company”), will be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above, on Thursday, May 1, 2008, at 9:00 a.m., local time, for the following purposes:

(1) To elect three Class III Directors for terms to expire at the 2011 Annual Meeting of Stockholders;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2008;

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 14, 2008 will be entitled to notice of and to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting at the address set forth above and during business hours from April 21, 2008 to the date of the meeting at 13410 Sutton Park Drive South, Jacksonville, Florida 32224, the Company’s corporate headquarters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 1, 2008:

•	The proxy statement and annual report to security holders are available at www.landstar.com.

All stockholders are cordially invited to attend the meeting in person. Whether you expect to attend the Annual Meeting or not, your proxy vote is very important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

By Order of the Board of Directors

/s/  MICHAEL K. KNELLER

MICHAEL K. KNELLER
Vice President, General Counsel and Secretary

Jacksonville, Florida
March 31, 2008

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
AND RETURNED PROMPTLY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 1, 2008
PROXY STATEMENT
INTRODUCTION
RECORD DATE
PROXIES
PROXY SOLICITATION
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
VOTING SECURITIES
PROPOSAL NUMBER ONE -- ELECTION OF DIRECTORS
DIRECTORS OF THE COMPANY
INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES
COMPENSATION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS OF THE COMPANY
Compensation Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE
SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS
PROPOSAL NUMBER TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
OTHER MATTERS
PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY

LANDSTAR SYSTEM, INC.

PROXY STATEMENT

March 31, 2008

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Landstar System, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the Annual Meeting of Stockholders to be held on Thursday, May 1, 2008 at 9:00 a.m., local time (the “2008 Annual Meeting”). The 2007 Annual Report to Stockholders (which does not form a part of the proxy solicitation material), including the financial statements of the Company for fiscal year 2007, is enclosed herewith. The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. This Proxy Statement, accompanying form of proxy, Notice of 2008 Annual Meeting and 2007 Annual Report are being mailed to the stockholders of the Company on or about March 31, 2008.

RECORD DATE

The Board has fixed the close of business on March 14, 2008 as the record date for the 2008 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the meeting in person or by proxy.

PROXIES

Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares represented by the proxy card. If a stockholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how their shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted “FOR” each of the following proposals: (i) the election of the named nominees and (ii) the ratification of KPMG LLP as the independent registered public accounting firm for the Company. Each of these proposals is more fully described in this Notice of 2008 Annual Meeting. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2008 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 2008 Annual Meeting.

The Board has selected BNY Mellon Shareowner Services as Inspectors of Election (the “Inspectors”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The Inspectors shall ascertain the number of shares outstanding, determine the number of shares represented at the 2008 Annual Meeting by proxy or in person and count all votes and ballots. Each stockholder shall be entitled to one vote for each share of Common Stock (as defined hereafter) and such votes may be cast either in person or by written proxy.

PROXY SOLICITATION

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. as the proxy solicitor for the meeting for a fee of approximately $7,000 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A description of the procedures as to how stockholders may send communications to the Board of Directors or individual Board members is included on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

VOTING SECURITIES

Shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), are the only class of voting securities of the Company which are outstanding. On March 14, 2008, 52,669,098 shares of Common Stock were outstanding. At the 2008 Annual Meeting, each stockholder of record at the close of business on March 14, 2008 will be entitled to one vote for each share of Common Stock owned on that date as to each matter properly presented to the 2008 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock shall constitute a quorum for purposes of the 2008 Annual Meeting.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Board is divided into three classes (Class I, Class II and Class III), with Directors in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of Directors in one of these three classes expire. At that annual meeting of stockholders, Directors are elected in a class to succeed the Directors whose terms expire, with the terms of that class of Directors so elected to expire at the third annual meeting of stockholders thereafter. Pursuant to the Company’s Bylaws, new Directors elected by the remaining Board members to fill a vacancy on the Board shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class of which they have been elected expires and until such Director’s successors shall have been duly elected and qualified. There are seven members of the Board of Directors: three Class III Directors to be elected at the 2008 Annual Meeting of Stockholders (whose members’ terms will expire at the 2011 Annual Meeting of Stockholders), two Class I Directors whose terms will expire at the 2009 Annual Meeting of Stockholders and two Class II Directors whose terms will expire at the 2010 Annual Meeting of Stockholders.

The Board has nominated David G. Bannister, Jeffrey C. Crowe and Michael A. Henning for election as Class III Directors. It is intended that the shares represented by the accompanying form of proxy will be voted at the 2008 Annual Meeting for the election of nominees David G. Bannister, Jeffrey C. Crowe and Michael A. Henning as Class III Directors, unless the proxy specifies otherwise. Each Class III Director’s term will expire at the 2011 Annual Meeting of Stockholders. Each nominee has indicated his or her willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, any of David G. Bannister, Jeffrey C. Crowe or Michael A. Henning is not available for election at the time of the 2008 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election of one or more substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a quorum, to be elected, a nominee must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2008 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of each nominee named above and the other persons whose terms as Directors will continue after the 2008 Annual Meeting.

Name	Age	Business Experience

CLASS III — Nominees to serve as Directors until the 2011 Annual Meeting
David G. Bannister	52	Mr. Bannister has been a Director of the Company since April 1991 and was a Director of Landstar System Holdings, Inc (“LSHI”) from October 1988 to July 2004. Mr. Bannister is Executive Vice President and Chief Development Officer of FTI Consulting, Inc. and has held that position since June 2005. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, a private equity and venture capital firm. Prior to joining Grotech Capital Group in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated.
Jeffrey C. Crowe	61	Mr. Crowe has been Chairman of the Board of the Company since April 1991. Mr. Crowe was Chief Executive Officer of the Company from December 2001 to June 30, 2004 and President and Chief Executive Officer of the Company from April 1991 to December 2001. He was Chief Executive Officer of LSHI from June 1989 to June 30, 2004. He was Chairman of the Board of LSHI from March 1991 to June 30, 2004. He was a member of the Board of Directors of each wholly-owned direct or indirect subsidiary of the Company, other than Signature Insurance Company, until June 30, 2004. Mr. Crowe has served as a Director of the U.S. Chamber of Commerce since February 1998, serving as Vice Chairman from June 2002 until May 2003 and as Chairman from June 2003 to June 2004. Mr. Crowe has also served as a Director of the National Chamber Foundation since 1997. He served as Chairman of the National Defense Transportation Association (the “NDTA”) from October 1993 to July 2003 and has served on the National Surface Transportation Infrastructure Financing Commission since March 2007. He has served as a Director of Silgan Holdings, Inc. since May 1997, as a Director of SunTrust Banks, Inc. since April 2004 and as a Director of PSS World Medical, Inc. since March 2007.
Michael A. Henning	67	Mr. Henning has been a Director of the Company since July 2007. Mr. Henning served in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. Mr. Henning also serves on the Board of Directors of Omnicom Group, Inc., CTS Corporation and Highlands Acquisition Corp.

Name	Age	Business Experience

CLASS I — Directors whose terms expire at the 2009 Annual Meeting
Ronald W. Drucker	66	Mr. Drucker has been a Director of the Company since April 1994 and was a Director of LSHI from April 1994 to July 2004. Mr. Drucker is the Chairman of the Board of Trustees of the Cooper Union for the Advancement of Science and Art. Between 1966 and 1992, Mr. Drucker served with CSX Corporation predecessor companies in various capacities, including President and Chief Executive Officer of CSX Rail Transport. He is a member of the American Railway Engineering and Maintenance-of-Way Association, the American Society of Civil Engineers and the NDTA. Mr. Drucker serves as a member of the Board of Directors of the B&O Railroad Museum.
Henry H. Gerkens	57	Mr. Gerkens has been a Director of the Company and LSHI since May 2000. Mr. Gerkens has been President and Chief Executive Officer of the Company and LSHI since July 1, 2004. He was President and Chief Operating Officer of the Company and LSHI from December 2001 to June 30, 2004. Mr. Gerkens held various other positions at the Company and LSHI since 1988. Mr. Gerkens is a member of the Board of Directors of each current wholly-owned direct or indirect subsidiary of the Company (collectively the “Subsidiaries”).

CLASS II — Directors whose terms expire at the 2010 Annual Meeting
William S. Elston	67	Mr. Elston has been a Director of the Company since February 1998 and was a Director of LSHI from February 1998 to July 2004. Mr. Elston was an Executive Recruiting Consultant from December 1999 until December 2003. He was President and Chief Executive Officer of Clean Shower, L.P. from November 1998 to December 1999. He served as Managing Director/Executive Vice President of DHR, International, an executive recruiting firm, from February 1995 to November 1998. He was Executive Vice President of Operations, Steelcase, Inc., April 1994 to January 1995. Mr. Elston was President and Chief Executive Officer of GATX Logistics, Inc. from 1990 through March 1994.

Name	Age	Business Experience

Diana M. Murphy	51	Ms. Murphy has been a Director of the Company since February 1998 and was a Director of LSHI from February 1998 to July 2004. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. Ms. Murphy was an associate with Chartwell Capital and served as interim President for one of Chartwell’s portfolio companies, Strategic Media Research, Inc. in 1996. She was Senior Vice President for The Baltimore Sun, a newspaper company, from 1992 to 1995. Ms. Murphy also serves on the Board of Directors of The Coastal Bank of Georgia, the Southeast Georgia Boys and Girls Club and other privately held companies.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings.

Attendance at Annual Meetings

Each member of the Board of Directors is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Company Director is unable to attend a special or annual stockholders meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission and an explanation for such absence shall be provided to the Company’s Nominating and Corporate Governance Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Nominating and Corporate Governance Committee. All Board members, other than Mr. Henning who became a member of the Board in July 2007, attended the Annual Meeting of Stockholders held on May 3, 2007.

Attendance at Board Meetings

During the 2007 fiscal year, the Board held four regularly scheduled meetings, seven telephonic meetings and did not act by unanimous written consent. During the 2007 fiscal year, each Director attended 75% or more of the total number of meetings of the Board and each committee of the Board on which such Director serves.

Independent Directors

Each of David G. Bannister, Ronald W. Drucker, William S. Elston, Michael A. Henning and Diana M. Murphy is an “independent director”, as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (such Directors are, collectively, the “Independent Directors”). The Independent Directors of the Board held five meetings during fiscal year 2007 without the presence of management or any non-Independent Directors. The Independent Directors have elected William S. Elston to serve as Lead Independent Director for such term as the Independent Directors may determine.

Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Safety Committee and a Strategic Planning Committee to devote attention to specific subjects. The functions of those committees and the number of meetings held during 2007 are described below. The

Board does not have an Executive Committee. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the Securities and Exchange Commission.

Audit Committee

The members of the Audit Committee are David G. Bannister, Ronald W. Drucker, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The charter of the Audit Committee was amended and restated by the Board of Directors at the January 31, 2006 board meeting. The Charter of the Audit Committee more fully describes the purposes, membership, duties and responsibilities of the Audit Committee described herein. A copy of the Charter of the Audit Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews and approves the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm or the Board. In addition, the Audit Committee preapproves all non-audit related services provided by the independent registered public accounting firm and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2007 fiscal year, the Audit Committee held four meetings and five telephonic meetings.

Compensation Committee

The members of the Compensation Committee are David G. Bannister, Ronald W. Drucker, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The Compensation Committee functions include (i) reviewing and making determinations with respect to matters having to do with the compensation of executive officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers and Directors. During the 2007 fiscal year, the Compensation Committee held three meetings.

The charter of the Compensation Committee was approved and adopted by the Board of Directors at the August 1, 2007 board meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein. A copy of the Charter of the Compensation Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer, and that of other executive officers. With regard to such other executive officers, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee following authorization by the Company’s Board of Directors has delegated to the Company’s Chief Executive Officer authority with respect to management annual salary decisions up to $150,000 per employee upon consultation with the Chairman of the Compensation Committee and the authority to grant up to 1,000 stock options per new employee at the director level or below of the Company. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the executive officers of the Company, except in respect to the day to day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs, and when it last conducted such a review process in 2004, it retained Mercer Consulting to assist it in this process.

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are David G. Bannister, Ronald W. Drucker, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are David G. Bannister, Ronald W. Drucker, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The Nominating and Corporate Governance Committee functions include identifying persons for future nomination for election to the Board of Directors. During the 2007 fiscal year, the Nominating and Corporate Governance Committee held two meetings. Stockholders who wish to submit names to the Nominating and Corporate Governance Committee for consideration should do so in writing addressed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

The Charter of the Nominating and Corporate Governance Committee was approved and adopted by the Board of Directors at the February 27, 2004 board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Nominating and Corporate Governance Committee described herein. A copy of the Charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance. The Nominating and Corporate Governance Committee approved and adopted Corporate Governance Guidelines at its February 1, 2006 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a director may serve, attendance of Directors at board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment.

The Nominating and Corporate Governance Committee oversees an annual self-evaluation conducted by the Board in order to determine whether the Board and its Committees are functioning effectively. The Nominating and Corporate Governance Committee also oversees individual Director self-assessments in connection with the evaluation of such Director every three years for purposes of making a recommendation to the Board as to the persons who should be nominated for election or re-election, as the case may be, at the upcoming annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers candidates for Board Membership suggested by its members and other Board members, as well as management and stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for the Board of Directors based on whether or not the nominee is recommended by a stockholder. The Nominating and Corporate Governance Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management and Independent Directors, the need for Audit Committee or other relevant expertise and the evaluations of other prospective nominees. The Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of the Nominating and Corporate Governance Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors then determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Safety Committee

The members of the Safety Committee are Jeffrey C. Crowe, David G. Bannister, Ronald W. Drucker, William S. Elston, Henry H. Gerkens, Michael A. Henning and Diana M. Murphy.

The Safety Committee functions include the review and oversight of the Company’s safety performance, goals and strategies. During the 2007 fiscal year, the Safety Committee held two meetings and did not act by written consent.

Strategic Planning Committee

The members of the Strategic Planning Committee are Jeffrey C. Crowe, David G. Bannister, Ronald W. Drucker, William S. Elston, Henry H. Gerkens, Michael A. Henning and Diana M. Murphy.

The Strategic Planning Committee functions include the development of strategic objectives and policies and procedures to achieve the strategic objectives of the Company. The Strategic Planning Committee solicits the views of the Company’s senior management and determines strategic directions for implementation. During the 2007 fiscal year, the Strategic Planning Committee held one meeting and did not act by written consent.

COMPENSATION OF DIRECTORS

Directors who are not employees of the Company are paid an annual fee of $48,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chairman of a committee of the Board. In addition, Directors who are not employees of the Company are paid a retainer fee of $25,000 upon his or her election or re-election to the Board. Directors are also reimbursed for expenses incurred in connection with attending Board meetings.

Prior to 2003, Directors who were elected or re-elected to the Board at an annual stockholders meeting were granted options to purchase Common Stock of the Company under the 1994 Director’s Stock Option Plan. In 2003, the 1994 Director’s Stock Option Plan was replaced by the Director’s Stock Compensation Plan. Pursuant to the Company’s Director’s Stock Compensation Plan, each non-employee Director receives 6,000 shares of the Company’s Common Stock, subject to certain restrictions on transfer, upon his or her election or re-election to the Board. Under the Director’s Stock Compensation Plan, Mr. Bannister and Mr. Henning, each a Director Nominee nominated for re-election at the Annual Meeting of Stockholders scheduled to be held on May 1, 2008, will receive 6,000 shares of the Company’s Common Stock if re-elected.

Directors who are also employees of the Company do not receive any additional compensation for services as a Director, for services on committees of the Board or for attendance at meetings, but are eligible for expense reimbursement. With respect to Mr. Crowe, the Company’s non-executive Chairman of the Board, the Company and Mr. Crowe entered into a letter agreement, dated April 27, 2004, a copy of which was attached as Exhibit 10.2 to a Current Report on Form 8-K, filed by the Company on April 28, 2004 and which is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 29, 2007 as Exhibit 10.15. Pursuant to this letter agreement, Mr. Crowe receives an annual base salary of $250,000 and is entitled to continue to participate in all of the Company’s employee benefit plans, programs and arrangements. This letter agreement also sets forth the terms and conditions under which Mr. Crowe continues to provide the Company services in addition to those performed by other Directors.

The following table summarizes the compensation paid to Mr. Crowe and the Independent Directors during 2007.

Director Compensation

	Fees Earned or	Stock Awards	Option Awards	Total
Name	Paid in Cash ($)	($)(1)	($)(2)	($)

David G. Bannister	48,000			48,000
Jeffrey C. Crowe	250,000		1,458	251,458
Ronald W. Drucker	48,000			48,000
William S. Elston	73,000	299,940		372,940
Michael A. Henning	21,759	78,531		100,290
Merritt J. Mott	16,340			16,340
Diana M. Murphy	73,000	299,940		372,940

(1)	Stock award amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 29, 2007, in accordance with Financial Accounting Standard No. 123R, Share-Based Payment (“FAS 123R”) for stock awarded upon Mr. Elston’s and Ms. Murphy’s re-election to the Board of Directors at the 2007 annual stockholders meeting. Mr. Elston and Ms. Murphy each were granted 6,000 shares of the Company’s Common Stock at a fair value, calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the date of grant, of $49.99 per share. In connection with Mr. Henning’s election to the Board on July 18, 2007, the Board determined that Mr. Henning should receive a pro rated portion of the restricted stock award under the 2003 Directors Stock Compensation Plan equal to 1,577 shares of the Company’s Common Stock at a fair value of $49.80 per share. In addition, the Board had previously determined that each non-employee director of the Company is entitled to receive a retainer equal to $25,000 upon his or her election to a three-year term and an annual retainer equal to $48,000. In connection with Mr. Henning’s election to the Board, the Board determined that Mr. Henning should receive a pro rated portion of the director election retainer equal to $6,569 for the period of Mr. Henning’s service between July 18, 2007 and the Company’s 2008 Annual Meeting of Stockholders and a pro rated portion of the annual retainer equal to $21,962 for Mr. Henning’s service as a director during the remainder of the third quarter and the fourth quarter of 2007, a portion of which is to be paid in 2008.

(2)	Amount for Mr. Crowe reflects the dollar amount recognized for financial reporting purposes for fiscal year ended December 29, 2007 in accordance with FAS 123R and includes amounts from option awards granted in 2004. At December 29, 2007, Messrs. Bannister, Drucker and Elston and Ms. Murphy had 72,000, 72,000, 48,000 and 72,000, respectively, option awards outstanding and exercisable to purchase the Company’s Common Stock. At December 29, 2007, Mr. Crowe had no options outstanding.

The Compensation Committee of the Board has established stock ownership guidelines for Directors of the Company that recommend that each Director hold a minimum of 15,000 shares of the Company’s Common Stock within five years of such Director’s initial election to the Board. At March 14, 2008, each current Director who has served five years on the Board was in compliance with the stock ownership guidelines.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy, the Audit Committee held four meetings and five telephonic meetings during 2007. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee also met with representatives of the independent registered public accounting firm, with and without management and the internal auditors present, during 2007 to discuss the December 29, 2007 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 29, 2007 financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance) and also received written disclosures from the independent registered public accounting firm required by the Public Company Accounting Oversight Board Interim Independence Standards Rule 3600T (Independence Discussions with Audit Committees). The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the Securities and Exchange Commission.

The Board of Directors has determined that Mr. Bannister and Mr. Henning, each an independent director as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities and Exchange Act of 1934 (the “34 Act”), meet the SEC criteria of an “audit committee financial expert” under the standards established by Item 401(h)(2) of Regulations S-K under the Securities Act. Mr. Bannister’s background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and currently as Executive Vice President and Chief Development Officer of FTI Consulting, Inc., a critical issues solutions firm listed on the New York Stock Exchange. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells. Mr. Henning’s background and experience includes serving in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999.

During 2007, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2007(which services are disclosed elsewhere in this Proxy Statement) and concluded that these services were compatible with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, filed with the Securities and Exchange Commission on February 26, 2008. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2008 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

David G. Bannister, Chairman
Ronald W. Drucker
William S. Elston
Michael A. Henning
Diana M. Murphy

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers (the “Executive Officers”) of the Company. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its Subsidiaries.

Name	Age	Business Experience

Henry H. Gerkens	57	See previous description under “Directors of the Company.”
James B. Gattoni	46	Mr. Gattoni was named Vice President and Chief Financial Officer of the Company on April 23, 2007. Mr. Gattoni has been an Executive Officer of the Company since January 2005. Mr. Gattoni was Vice President and Co-Chief Financial Officer of the Company from January 2, 2007 to April 20, 2007. He was Vice President and Corporate Controller of LSHI from July 2000 to January 1, 2007. He was Corporate Controller from November 1995 until July 2000. He is also an officer of each of the Subsidiaries.
Michael K. Kneller	33	Mr. Kneller has been an Executive Officer of the Company since June 2005. He has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise and Plimpton LLP. He is also an officer of each of the Subsidiaries, other than Signature.
Patrick J. O’Malley	49	Mr. O’Malley has been an Executive Officer of the Company since January 2008. Mr. O’Malley was named President of Landstar Carrier Services, Inc. (“LCSI”), Landstar Express America, Inc. (“Landstar Express America”), Landstar Gemini, Inc. (“Landstar Gemini”), Landstar Inway, Inc. (“Landstar Inway”), Landstar Ligon, Inc. (“Landstar Ligon”), and Landstar Ranger, Inc. (“Landstar Ranger”) on January 2, 2008. Mr. O’Malley was Executive Vice President of Operations for LCSI, Landstar Gemini, Landstar Inway, Landstar Ligon and Landstar Ranger from January 2005 to December 2007. Mr. O’Malley was Vice President and Chief Safety Officer of LSHI from January 2003 to January 2005. Prior to 2003, Mr. O’Malley held various other positions within subsidiaries of the Company since 1985.

Name	Age	Business Experience

Jim M. Handoush	46	Mr. Handoush has been an Executive Officer of the Company since January 2005. Mr. Handoush has been the President of Landstar Global Logistics, Inc. (“Landstar Global Logistics”) since January 2005. Mr. Handoush was President of Landstar Logistics, Inc. (“Landstar Logistics”) from July 2004 to April 2007 at which time Landstar Logistics merged with Landstar Global Logistics. Mr. Handoush was President of Landstar Express America from January 2006 to December 2007. From January 2003 until July 2004, he was Executive Vice President and Chief Financial Officer of Landstar Logistics. From January 1996 until July 2004, he was Vice President and Chief Financial Officer of Landstar Logistics.
Larry S. Thomas	47	Mr. Thomas has been an Executive Officer of the Company since January 2005. He has been Vice President and Chief Information Officer of the Company since January 2005. Mr. Thomas has been Vice President and Chief Information Officer of LSHI since May 2001. He was Vice President Research and Development of LSHI from July 2000 until May 2001. From April 1994 until July 2000, he was Director of Management Information Systems of Landstar Ligon.
Joseph J. Beacom	43	Mr. Beacom has been an Executive Officer of the Company since January 2006. He has been Vice President and Chief Compliance, Safety and Security Officer of the Company since January 2006. Mr. Beacom has been Vice President and Chief Safety, Security and Compliance Officer of LSHI since May 2005. From March 2000 to April 2005, he was Chief Compliance Officer of LSHI. Prior to March 2000, Mr. Beacom held various positions at Landstar Inway since 1995.

Compensation Discussion and Analysis

Overall Policy

The Company’s executive compensation philosophy is designed to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock options, to appreciation in the Company’s stock price. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual incentive payments and stock options. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock options. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation plan is designed to pay substantial compensation for superior performance. Stock options have historically accounted for a significant portion of each Executive Officer’s total compensation. The Company believes this approach both rewards for performance and is generally aligned with the Company’s variable cost business model. The Company awards stock options to its Executive Officers as a reward for the achievement of overall business objectives and to help align management’s future interests with that of the Company’s stockholders.

The Compensation Committee of the Company’s Board of Directors is solely responsible for decisions with respect to the compensation of the Company’s President and Chief Executive Officer, Henry H. Gerkens. The Compensation Committee is also responsible, taking into consideration recommendations of the President and Chief Executive Officer, for decisions with respect to the compensation awarded to the other individuals whose compensation is detailed below (collectively herein referred to as the “Named Executives”), subject to review by the entire Board of Directors of the Company.

The executive compensation program is reviewed annually by the Compensation Committee. Periodically, at the Compensation Committee’s sole discretion, an independent review of the executive compensation program may be performed by outside consultants. The last such review took place during the Company’s 2004 fiscal year.

Base Salaries

Base salaries for Executive Officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Executive Officer, and also take into account the assumption of new responsibilities. In the case of Executive Officers with responsibility for an operating subsidiary, the financial results of such operating subsidiary are also considered. The base salaries of the seven Named Executives are detailed in the Summary Compensation Table that follows.

Annual Incentive Compensation

The Company’s objective with respect to its Incentive Compensation Plan (the “ICP”) is to encourage the Company’s Executive Officers to achieve various financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term objectives with respect to earnings growth. Prior to the beginning of each annual fiscal period, the Compensation Committee reviews and approves budgeted amounts for consolidated operating income and diluted earnings per share. Once the annual budgeted goals are approved, the ICP is designed to incent management to meet and when possible to exceed their goals. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the ICP are calculated based upon how much actual results exceed budgeted amounts, using a predetermined formula, up to the maximum annual payment per eligible participant as per the Company’s executive incentive compensation plan as approved by the Company’s stockholders. For the 2007 fiscal year, the maximum annual payment per eligible participant was $3 million.

The ICP targets for the 2007 fiscal year for Messrs. Gerkens, Gattoni and LaRose were set to specific diluted earnings per share amounts related to the Company’s annual operating budget. With respect to Larry S. Thomas, Vice President and Chief Information Officer, Jeffrey L. Pundt, formerly President of the Landstar Carrier Group and as of January 2008, Vice President of Corporate Business Development for Landstar System Holdings, Inc., Jim M. Handoush, President of Landstar Global Logistics, Inc., and Ronald G. Stanley, Vice President of Corporate Business Development for Landstar System Holdings, Inc., one-half of their ICP payment was based upon the Company’s achievement of diluted earnings per share targets. The other half of their ICP payment was based upon the achievement of budgeted consolidated operating income. The Company has met or exceeded the budgeted amount for diluted earnings per share in four of the preceding five fiscal years, with the exception being fiscal year 2007. The Company has met or exceeded the budgeted amount for consolidated operating income in four of the preceding five fiscal years, with the exception being fiscal year 2007.

The ICP targets for Messrs. Gerkens, LaRose and Gattoni solely related to budgeted diluted earnings per share whereas the ICP targets for Messrs. Thomas, Pundt, Stanley and Handoush related in part to budgeted consolidated operating income as (1) Messrs. Gerkens, Gattoni and LaRose were in positions of responsibility with respect to all of the components that affect the Company’s diluted earnings per share amounts, (2) the Compensation Committee believes that diluted earnings per share is the primary financial measure reflecting the performance of the Company’s overall strategic direction and on that basis evaluates the performance of the Company’s Chief Executive Officer and Chief Financial Officer, (3) consolidated operating income reflects the performance of the functions over which each of Messrs. Thomas, Pundt, Stanley and Handoush had responsibility and, as a result, achievement of budgeted consolidated operating income is considered an important component in the performance evaluation of each such Named Executive and (4) the Compensation Committee believes it is appropriate to compensate Named Executives upon achievement of Company-wide, rather than segment specific, budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals.

The ICP was designed such that the amount of compensation to be paid for exceeding budgeted amounts was greater with respect to the diluted earnings per share portion as compared to the operating income portion. With respect to the portion of the ICP tied to diluted earnings per share, if the Company’s actual diluted earnings per share amount for the fiscal year had equaled budgeted diluted earnings per share (the “threshold”), the incentive payment would have equaled 50% of the executive’s ICP percentage multiplied by such executive’s base salary (a “50% payout”). If the Company’s actual diluted earnings per share amount for the fiscal year had equaled budgeted diluted earnings per share after giving effect to the diluted earnings per share impact of an additional 50% payout to each executive (the “target”), the incentive payment would have equaled the executive’s ICP percentage multiplied by such executive’s base salary. If actual results had exceeded the target amount, the ICP payment would have been calculated by multiplying the executive’s base salary by such executive’s ICP percentage multiplied by one plus a predetermined factor. For Named Executives whose ICP payment was only partially based on diluted earnings per share (Messrs. Thomas, Pundt, Stanley and Handoush), the amount determined as described above was multiplied by 50% to reflect the weighting of that objective. With respect to the portion of the ICP tied to consolidated operating income, when actual consolidated operating income was equal to or greater than 90% of budgeted consolidated operating income, the executive’s ICP payment was calculated pursuant to a three-step formula: (1) actual consolidated operating income was divided by budgeted consolidated income, (2) this quotient was multiplied by the product of the executive’s base salary multiplied by such executive’s ICP percentage and (3) the resulting product was multiplied by 50% to reflect the weighting of that objective. No bonus payments were made under the ICP for fiscal year 2007.

Under the Company’s sales incentive plan, Mr. Handoush and Mr. Pundt, as operating division presidents, were eligible for an additional incentive compensation payment based upon achievement of budgeted revenue goals. No additional incentive compensation was paid to Mr. Handoush and Mr. Pundt under the Company’s sales incentive plan for fiscal year 2007.

Stock Options

Under the Company’s 2002 Employee Stock Option Plan, stock options may be granted to the Company’s Executive Officers and certain other key employees. The Compensation Committee determines the number of stock options to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive and overall Company performance. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Stock options are typically granted to Named Executives once a year. Grants to Named Executives made in 2007 vest in three equal annual installments commencing on the first anniversary of the date of grant. At other times, usually in connection with a promotion, Executive Officers may be granted stock options that vest 100% after a period that may range from three to five years from the date of grant. On January 2, 2007, Mr. Gattoni was granted 30,000 stock options that vest 100% five years from the date of grant in connection with his promotion to Co-Chief Financial Officer. The Company believes this approach to the granting of stock options is designed to encourage the creation of long-term stockholder value as no benefit can be realized from such options unless the stock price exceeds the exercise price.

Stock Ownership Guidelines

The Company believes that significant equity interests held by management helps to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee of the Board has established stock ownership guidelines for Executive Officers of the Company that recommend designated levels of ownership of the Company’s Common Stock to be achieved within certain specified time periods depending on such Executive Officer’s position and salary.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits — tax deferred investment of a certain percentage of the executive’s salary and a Company matching contribution on a certain portion of the executive’s contribution — that are offered under the Company’s 401(k) Plan on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Gerkens, Handoush, LaRose and Thomas are the only Named Executives who have elected to participate in the SERP.

Key Executive Employment Protection Agreements and Other Severance Arrangements

The Board has approved the execution of Key Executive Employment Protection Agreements for each of the Executive Officers, to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security, and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. Each agreement provides certain severance benefits in the event of a change of control of the Company. Generally, (i) if on or before the second anniversary of a “change in control” (x) the Company terminates the covered executive’s employment for any reason other than for “cause” or “disability” or (y) the covered executive voluntarily terminates his employment for “good reason”, (ii) if the covered executive voluntarily terminates his employment for any reason at any time within the 60-day period beginning on the 181st day following the “change in control” or (iii) if the covered executive’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by the covered executive for “good reason”, after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof and the transaction contemplated by such definitive agreement is subsequently consummated, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual incentive compensation bonus for the year in which the change of control occurs, determined by multiplying his annual base salary by his total “participant’s percentage participation” established for such year under the ICP (or any successor plan thereto). The applicable multiples are: three times for Mr. Gerkens, two times for Messrs. Gattoni and Kneller, and one time for Messrs. Handoush, O’Malley, Pundt and Thomas. Under his agreement, Mr. Beacom is entitled to receive one-half times his annual base salary and one time the amount that would have been payable to him as an annual incentive compensation bonus. The Key Executive Employment Protection Agreements previously executed with Messrs. LaRose and Stanley are no longer in effect. We believe that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Executive Officers. We set the severance multiples for our Executive Officers based on their position and the potential impact to their continued employment in the event of a change of control and to remain competitive within our industry. Each agreement also provides for continuation of medical benefits and for certain tax gross-ups to be made to a covered executive in the event payments to the executive are subject to the excise tax on “parachute payments” imposed under Section 4999 of the Internal Revenue Code of 1986.

The Board has also approved the execution of (i) a letter agreement between the Company and Mr. Gerkens, dated July 2, 2002, a copy of which was attached as Exhibit 10.17 to the Annual Report on Form 10-K for the fiscal year ended December 28, 2002 and which is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 29, 2007 as Exhibit 10.14 (the “2002 Gerkens Letter Agreement”), (ii) a letter agreement between the Company and Mr. Gerkens, dated April 27, 2004 (the “2004 Gerkens Letter Agreement”), (iii) a letter agreement between the Company and Mr. Gerkens, dated June 8, 2007, a copy of which was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on June 11, 2007 (the

“2007 Gerkens Letter Agreement”), and (iv) a letter agreement between the Company and Mr. Gerkens, dated January 2, 2008, a copy of which was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 4, 2008, and which is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 29, 2007 as Exhibit 10.17 (the “2008 Gerkens Letter Agreement”).

Under the 2002 Gerkens Letter Agreement, the Company agreed to provide Mr. Gerkens with the right to receive a cash payment in settlement of his outstanding options in the event his employment is involuntarily or constructively terminated by the Company in connection with a change in control. The Company entered into this agreement with Mr. Gerkens to provide Mr. Gerkens with additional personal financial security in the event of a change in control of the Company which results in or is likely to result in a termination of his employment and his ability to influence the strategic direction of the Company.

The Company has also entered into the 2004 Gerkens Letter Agreement, which has twice been amended and restated under the 2007 Gerkens Letter Agreement and 2008 Gerkens Letter Agreement to provide Mr. Gerkens with certain compensation and benefits in the event of his termination of employment under certain specified circumstances. The agreement as in effect on December 29, 2007 provided that in the event the Company terminated Mr. Gerkens’ employment prior to the Company’s 2009 annual meeting of stockholders other than for cause or disability, or Mr. Gerkens terminated his employment for good reason, in each case at any time that Mr. Gerkens’ rights to receive severance was not governed by his Key Executive Employment Protection Agreement, the Company would have paid Mr. Gerkens a lump sum severance benefit equal to two times the sum of his annual base salary and the annual bonus that would have been payable to him for the relevant period under the Company’s Executive Incentive Compensation Plan. In addition, Mr. Gerkens would have been entitled to continue to receive other welfare benefits and the 100,000 stock options granted to Mr. Gerkens in connection with his appointment as Chief Executive Officer in 2004 would immediately vest. The agreement as in effect on December 29, 2007 also provided that if Mr. Gerkens’ employment with the Company ended due to his death or disability, he would have been entitled to receive a pro rata portion of the annual bonus that would have been payable to him for the relevant period under the Company’s Executive Incentive Compensation Plan. If Mr. Gerkens had agreed that in the event his service as Chief Executive Officer ended after the Company’s 2009 annual meeting of stockholders for any reason other than a termination as a result of which he was entitled to receive severance benefits under either his Key Executive Employment Protection Agreement or the letter agreement, or a termination for cause, he would have provided the Company with certain consulting and advisory services during the two-year period following the end of his employment, for which he would have been paid a salary at an annual rate of $150,000 and would have been entitled to continue to receive welfare benefits. The agreement as in effect on December 29, 2007 further provided that Mr. Gerkens would work exclusively for the Company while in its employ and not compete with the Company or solicit or hire any of its employees for a two-year period following the end of his employment as Chief Executive Officer for any reason.

The Company and Mr. Gerkens determined to amend the letter agreement on January 2, 2008 because the Company wanted to ensure that Mr. Gerkens would continue to serve as the Company’s chief executive officer for five years. Under the revised agreement, Mr. Gerkens was granted 400,000 stock options, and an additional 100,000 are to be granted on January 2, 2009. These options are intended to reward Mr. Gerkens for his significant contributions to the Company and to provide an incentive to Mr. Gerkens for his continued services to the Company through 2013. These 500,000 stock options will vest, subject to Mr. Gerkens’ continued employment with the Company, in three installments, one on each of the third, fourth and fifth anniversaries of the date of the revised letter agreement. In connection with the continued contributions expected to be made by Mr. Gerkens as Chief Executive Officer of the Company, the revised agreement also extends the term of Mr. Gerkens’ rights to receive the severance benefits described above through January 2, 2013. Moreover, to reflect the extension of the agreement through 2013 as well as the expectation that Mr. Gerkens will continue to serve as the Company’s chief executive officer into 2013, the revised letter provides that the provisions related to his post-employment consulting arrangement will apply if the Company appoints someone other than Mr. Gerkens as the Chief Executive Officer of the Company prior to January 2, 2013 at a time when Mr. Gerkens is employed by the Company, or in the event that his service as Chief Executive Officer ends on or after January 2, 2013 for any reason other than his death, a termination by the Company for cause or a termination as a result of which he is entitled to receive severance benefits under the agreement or his Key Executive Employment Protection Agreement.

Other Benefits and Arrangements

On January 2, 2007, the Company entered into a letter agreement (the “LaRose Letter Agreement”) with Robert C. LaRose, its then Executive Vice President and Chief Financial Officer, providing for certain changes in Mr. LaRose’s title, duties and compensation as an employee of the Company. Effective as of the date of the LaRose Letter Agreement, Mr. LaRose became the Company’s Executive Vice President and Co-Chief Financial Officer. Pursuant to the LaRose Letter Agreement, on April 23, 2007, Mr. LaRose ceased to be an Executive Officer of the Company and was named Special Advisor to the President and Chief Executive Officer. The term of Mr. LaRose’s employment under the LaRose Letter Agreement will expire on December 31, 2008. Under the LaRose Letter Agreement, Mr. LaRose’s compensation and benefits remained unchanged through May 31, 2007. Thereafter, his salary was reduced to $100,000 (on an annualized basis). Mr. LaRose was eligible for an ICP bonus for fiscal 2007 but will not be eligible for an ICP bonus with respect to fiscal 2008. Under the LaRose Letter Agreement, Mr. LaRose’s Key Executive Employment Protection Agreement, dated as of January 30, 1998, and amended as of August 7, 2002, was terminated as of the close of business on May 31, 2007. Under the LaRose Letter Agreement, Mr. LaRose has agreed that until the later of the date on which his service under the LaRose Letter Agreement ceases and December 31, 2008, whichever period is longer, he will work exclusively for the Company and will not enter into any employment, consulting or similar arrangement of any kind with any competitor of the Company, without the prior written consent of the President and Chief Executive Officer of the Company, which consent shall not be unreasonably withheld.

The Company provides Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies covering each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of Mr. Gerkens, his service as a member of the Company’s Board of Directors) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including, cell phone, blackberry and other computer and communications equipment and maintenance of hook-ups for such equipment in the Named Executive’s home.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its Executive Officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its Executive Officers for the performance exception to non-deductibility. Stock option grants under the Company’s 2002 Employee Stock Option Plan currently meet these requirements. At the 2007 Annual Meeting, the Company received stockholder approval for the executive incentive compensation plan so that any annual awards payable thereunder (subject to certain limits) would qualify for the performance exception under Section 162(m). Under the plan as approved, the maximum annual bonus payment per participant that could be awarded is $3 million. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Company generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but the Compensation Committee reserves the right to pay amounts which are not deductible in appropriate circumstances.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Diana M. Murphy, Chair
David G. Bannister
Ronald W. Drucker
William S. Elston
Michael A. Henning

Compensation of Named Executive Officers.  The following table summarizes the compensation paid to the President and Chief Executive Officer, each individual who served as the Company’s Principal Financial Officer for any portion of the Company’s 2007 fiscal year (each a “PFO”), the Company’s three most highly compensated executive officers other than the President and Chief Executive Officer and the PFOs, and one additional individual who would have been one of the Company’s three most highly compensated executive officers other than the President and Chief Executive Officer and the PFOs but for the fact that the individual was not serving as an executive officer at the end of the Company’s 2007 fiscal year (collectively, the “Named Executives”).

Summary Compensation Table

					Change in
					Pension Value
					and Nonqualified
				Non-Equity	Deferred
			Option	Incentive Plan	Compensation	All Other
		Salary	Awards (2)	Compensation	Earnings	Compensation	Total
Name and Principal Occupation	Year	(1)($)	($)	($)	(3)($)	(4)($)	($)

Henry H. Gerkens	2007	458,333	1,749,617		11,563	22,372	2,241,885
President and CEO	2006	400,000	1,891,842	3,000,000	22,599	20,039	5,334,480
James B. Gattoni*	2007	225,000	478,271			9,720	712,991
Vice President and Chief	2006	175,000	387,690	310,000		7,540	880,230
Financial Officer
Robert C. LaRose **	2007	172,917	762,999		972	8,155	945,043
Special Advisor to	2006	275,000	947,367	1,545,000	27,985	12,721	2,808,073
the President and CEO
Ronald G. Stanley ***	2007	206,667	557,760			10,994	775,421
Vice President — Corporate	2006	220,000	497,274	575,000		11,648	1,303,922
Business Development
Larry S. Thomas	2007	200,000	563,241		(138)	8,630	771,733
Vice President and	2006	200,000	520,272	520,000	3,023	8,630	1,251,925
Chief Information Officer
Jeffery L. Pundt	2007	210,000	584,357			10,792	805,149
President Landstar Carrier	2006	210,000	534,977	550,000		27,912	1,322,889
Group
Jim M. Handoush	2007	200,000	575,118		9,226	8,790	793,134
President Landstar Global	2006	200,000	519,313	520,000	14,248	8,581	1,262,142
Logistics

*	Mr. Gattoni was appointed Vice President and co-Chief Financial Officer of the Company effective January 2, 2007. Mr. Gattoni was appointed Vice President and Chief Financial Officer of the Company effective April 23, 2007.

**	As of the commencement of the Company’s 2007 fiscal year, Mr. LaRose was the Executive Vice President and Chief Financial Officer of the Company. Mr. LaRose was appointed Executive Vice President and co-Chief Financial Officer of the Company effective January 2, 2007. Mr. Larose ceased to be the Company’s co-Chief Financial Officer effective April 20, 2007, at which time he was named Special Advisor to the President and Chief Executive Officer.

***	As of the commencement of the Company’s 2007 fiscal year, Mr. Stanley was the Vice President and Chief Operating Officer of the Company. Effective April 23, 2007, Mr. Stanley ceased to be Vice President and Chief Operating Officer of the Company and became Vice President — Corporate Business Development of LSHI.

(1)	Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the Landstar Supplemental Executive Retirement Plan (the “SERP Plan”).

(2)	Option award amounts reflect the dollar amounts of option grants recognized for financial statement reporting purposes for each fiscal year, in accordance with Financial Accounting Standard No. 123R, Share-Based Payment. Assumptions used in calculating the fair market value of options granted are included in the footnotes to the Company’s audited consolidated financial statements for the fiscal year ended December 29, 2007, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(3)	Represents aggregate earnings (losses) during each fiscal year on investments held on behalf of the Named Executives under the Company’s SERP Plan.

(4)	Amounts for 2007 include contributions in the amount of $9,000 for Messrs. Gerkens and Gattoni, $8,400 for Mr. Pundt, $8,267 for Mr. Stanley, $8,000 for Messrs. Handoush and Thomas and $6,917 for Mr. LaRose made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives and contributions made by the Company under the SERP Plan on behalf of Mr. Gerkens, in the amount of $9,333. Amounts for 2007 include the dollar value of term life insurance premiums paid by the Company on behalf of Messrs. Gerkens, LaRose, Gattoni, Handoush, Stanley, Thomas and Pundt in the amounts of $4,039, $1,238, $720, $790, $2,727, $630 and $2,392, respectively. Amounts for 2006 include contributions in the amount of $8,800 for Messrs. Gerkens, LaRose and Stanley, $7,000 for Mr. Gattoni, $8,000 for Mr. Handoush, $8,000 for Mr. Thomas and $8,400 for Mr. Pundt made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives and contributions made by the Company under the SERP Plan on behalf of Messrs. Gerkens and LaRose, in the amounts of $7,200 and $2,200. Amounts for 2006 include the dollar value of term life insurance premiums paid by the Company on behalf of Messrs. Gerkens, LaRose, Stanley, Gattoni, Handoush, Thomas and Pundt in the amounts of $4,039, $1,721, $2,848, $540, $581, $630 and $2,392, respectively. Amounts for 2006 include $17,210, which represents principal and interest forgiven under a loan extended to Mr. Pundt in connection with his relocation in 2001.

Grants of Plan-Based Awards.  The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2007 services under the EICP. The following table also sets forth the number of and information about stock options granted in fiscal 2007 to each of the Named Executives of the Company. The Company did not make any stock awards to any employees in respect of 2007 services.

Grants of Plan-Based Awards

						All Other		Grant
						Option		Date
						Awards:	Exercise	Fair	Closing
			Estimated Future Payouts			Number of	or Base	Value of	Market
		Date of	under Non-Equity Incentive			Securities	Price of	Stock and	Price on
		Compensation	Plan Awards			Underlying	Option	Option	Date of
	Grant	Committee	Threshold	Target	Maximum	Options	Awards	Awards	Grant
Name	Date	Action	($)	($)	($)	(#)	($/Sh)	($/Sh)	($/Sh)

Henry H. Gerkens	February 1, 2007(1)	January 30, 2007	200,000	400,000	3,000,000	27,000	44.32	14.3326	45.73
James B. Gattoni	January 2, 2007(2)	December 5, 2006	73,125	146,250	3,000,000	30,000	38.18	13.9156	38.18
Robert C. LaRose			26,100	52,200	3,000,000
Ronald G. Stanley	February 1, 2007(1)	January 30, 2007	92,400	132,000	3,000,000	9,000	44.32	14.3326	45.73
Larry S. Thomas	February 1, 2007(1)	January 30, 2007	84,000	120,000	3,000,000	7,500	44.32	14.3326	45.73
Jeffrey L. Pundt	February 1, 2007(1)	January 30, 2007	88,200	126,000	3,000,000	9,000	44.32	14.3326	45.73
Jim M. Handoush	February 1, 2007(1)	January 30, 2007	84,000	120,000	3,000,000	9,000	44.32	14.3326	45.73

(1)	Options granted shall become exercisable in three equal installments on each of the first three anniversaries of the respective dates of grant, provided the employee is employed by the Company on each such anniversary date.

(2)	Options granted shall become exercisable on the fifth anniversary of the date of grant, provided the employee is employed by the Company on such anniversary date.

Option Exercises.  The following table sets forth the number and value of all options exercised during the 2007 fiscal year by each of the Named Executives. Stock grants are not typically used as part of the Company’s compensation program; accordingly, no stock awards were granted or became vested during 2007.

Option Exercises

	Option Awards
	Number of
	Shares Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	(1)($)

Henry H. Gerkens	167,999	2,626,177
Robert C. LaRose	26,666	692,863
Ronald G. Stanley	32,399	311,563
Larry S. Thomas	4,264	154,130
Jeffrey L. Pundt	17,760	572,416
Jim M. Handoush	5,040	159,452

(1)	The value realized represents the difference between the fair market value of the shares acquired on the date of exercise and the exercise price of the option. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective option exercise dates.

Outstanding Equity Awards at Fiscal Year End.  The following table sets forth the outstanding equity awards held by the Named Executives at December 29, 2007.

Outstanding Equity Awards at Fiscal Year End

	Option Awards
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying	Option
	Unexercised	Unexercised	Unexercised	Exercise	Option
	Options	Options	Unearned	Price	Expiration
Name	Exercisable (#)	Unexercisable (#)	Options (#)	($/Sh)	Date

Henry H. Gerkens		100,000		26.4688	7/1/2014	(1)
		66,667		37.3088	1/3/2015	(2)
	33,334	66,666		43.6600	2/2/2016	(2)
		27,000		44.3200	2/1/2017	(2)
James B. Gattoni	2,400	2,400		14.6207	1/2/2013	(3)
	4,720	4,720		13.1075	2/5/2013	(3)
		30,000		19.0250	1/2/2014	(6)
	13,334	6,666		37.3088	1/3/2015	(2)
	3,200	4,800		32.1300	1/27/2015	(3)
	13,334	26,666		43.6600	2/2/2016	(2)
		30,000		38.1800	1/2/2017	(4)
Robert C. LaRose	53,334	26,666		37.3088	1/3/2015	(2)
	26,667	53,333		43.6600	2/2/2016	(2)
Ronald G. Stanley		13,334		37.3088	1/3/2015	(2)
		7,200		32.1300	1/27/2015	(3)
		20,000		42.3800	1/5/2016	(5)
		33,333		43.6600	2/2/2016	(2)
		9,000		44.3200	2/1/2017	(2)
Larry S. Thomas		3,200		14.6207	1/2/2013	(3)
	4,056	5,120		13.1075	2/5/2013	(3)
		50,000		19.0250	1/2/2014	(6)
	26,667	13,333		37.3088	1/3/2015	(2)
	4,800	7,200		32.1300	1/27/2015	(3)
	13,334	26,666		43.6600	2/2/2016	(2)
		7,500		44.3200	2/1/2017	(2)
Jeffrey L. Pundt		800		14.6207	1/2/2013	(3)
		11,360		13.1075	2/5/2013	(3)
	33,333	16,667		37.3088	1/3/2015	(2)
		1,200		32.1300	1/27/2015	(3)
	16,667	33,333		43.6600	2/2/2016	(2)
		9,000		44.3200	2/1/2017	(2)
Jim M. Handoush		800		14.6207	1/2/2013	(3)
		4,240		13.1075	2/5/2013	(3)
		30,000		19.0250	1/2/2014	(6)
		30,000		26.4688	7/1/2014	(7)
	26,666	13,334		37.3088	1/3/2015	(2)
	3,200	4,800		32.1300	1/3/2015	(2)
	13,334	26,666		43.6600	2/2/2016	(2)
		9,000		44.3200	2/1/2017	(2)

(1)	All options vest on December 31, 2008.

(2)	All options, which may represent the remaining outstanding portion of an option award where options have previously been exercised, vest at a rate of 33 1/3% per year over the first 3 years of the option term, which began 10 years prior to the expiration date shown.

(3)	All options, which may represent the remaining outstanding portion of an option award where options have previously been exercised, vest at a rate of 20% per year over the first 5 years of the option term, which began 10 years prior to the expiration date shown.

(4)	All options vest on January 2, 2012.

(5)	All options vest on January 5, 2011.

(6)	All options vest on January 2, 2009.

(7)	All options vest on July 1, 2009.

Nonqualified Deferred Compensation.  The following table provides the contributions, earnings and balances under the Company’s SERP Plan as of and for the fiscal year ended December 29, 2007 for the Named Executives:

Nonqualified Deferred Compensation

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions	Contributions	Earnings	Aggregate	at Last
	in Last	in Last	in Last	Withdrawals/	Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year End
Name	($)	($)	($)	($)	($)

Henry H. Gerkens	25,333	9,333	11,563		295,081
Robert C. LaRose			972		225,559
Larry S. Thomas			(138)		25,083
Jim M. Handoush			9,226		140,126

Eligible employees can elect to make deferred contributions to the SERP Plan, based on a percentage of their base salary, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan, the Company will contribute an amount equal to 100% of the first 3% and 50% of the next 2% of such contributions subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP Plan account balance are credited to the employee’s investment balance. As of December 29, 2007, distributions under the SERP Plan were payable in the same form and at the same time as distributions under the 401(k) Plan, or upon request by the employee, shortly after termination from employment. Investments in the SERP Plan include primarily mutual funds and are valued using quoted market prices. The table below shows the investment options available to an employee under the SERP Plan and their annual rate of return for the year ended December 29, 2007 as reported by the administrator of the SERP Plan.

Rate of
Name of Fund	Return

STI Classic International Equity	10.65%
MFS Research International	12.90%
Templeton Growth	2.19%
AIM Global Equity	5.19%
AIM Small Cap Growth	11.38%
STI Classic Small Cap Growth Stock	12.27%
Goldman Sachs Small Cap Value	–5.71%
T. Rowe Price Mid Cap Growth	17.10%
Franklin Small Mid Cap Growth	11.67%
T. Rowe Price Mid Cap Value	0.12%
AIM Constellation	12.01%
Massachusetts Investors Growth	11.50%
Fidelity Advisor Equity Growth	26.09%
Putnam Investors	–5.06%
SunTrust Retirement 500 Index	5.03%
MFS Value A	7.61%
STI Classic Large Cap Core Equity I	1.18%
Goldman Sachs Large Cap Value	3.50%
Landstar System, Inc. Aggressive	8.81%
Landstar System, Inc. Moderate	8.16%
Landstar System, Inc. Conservative	7.52%
T. Rowe Price Retirement 2010	6.05%
T. Rowe Price Retirement 2020	6.25%
T. Rowe Price Retirement 2030	6.27%
T. Rowe Price Retirement 2040	6.27%
MFS Research Bond	3.94%
STI Classic Investment Grade Bond	7.34%
Putnam New Opportunities	5.62%
STI Classic Prime Quality Money Market	4.83%
American Century Income and Growth	–0.54%

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the Named Executives in the event of a qualifying termination of employment in connection with a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the Compensation Discussion and Analysis section of this Proxy Statement as of the end of the Company’s 2007 fiscal year. The Key Executive Employment Protection Agreements previously executed with Mr. LaRose and Mr. Stanley are no longer in effect. The table below also reflects letter agreements between the Company and Mr. Gerkens, dated July 2, 2002 and January 2, 2008, that provide for certain severance benefits for Mr. Gerkens. Each of these letter agreements is further described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, in accordance with the provisions of the Company’s stock option plans, all outstanding, non-vested stock options are subject to accelerated vesting upon a change in control of the Company.

	Change in Control (1)	Severance (2)
Name	($)	($)

Henry H. Gerkens	5,023,938	3,653,856
James B. Gattoni	1,909,399
Jim M. Handoush	1,816,490
Robert C. LaRose	148,028
Jeffrey L. Pundt	816,574
Ronald G. Stanley	160,876
Larry S. Thomas	1,921,157

(1)	Change in Control amounts include severance benefits, target bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the Compensation Discussion and Analysis, plus the intrinsic value of options outstanding based on the closing price of $42.86 on December 29, 2007 and assuming accelerated vesting upon a change in control of the Company, effective as of that date. The value of medical benefits for each Named Executive equals the payments that may be required by such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

(2)	Severance amount includes severance and medical benefits plus the intrinsic value of options granted to Mr. Gerkens upon his appointment as President and Chief Executive Officer as described further in the Compensation Discussion and Analysis section of this Proxy Statement.

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 3, 2008 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officers of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

		Amount and
		Nature of	Ownership
		Beneficial	Percent of
Name of Beneficial Owner	Position(s)	Ownership	Class(1)

(i)
Barclays Global Investors, NA.(2)(3)		5,487,983	10.4%
Wellington Management Company, LLP(2)(4)		5,226,477	9.9%
T. Rowe Price Associates, Inc.(2)(5)		4,978,030	9.5%
FMR LLC(2)(6)		4,221,403	8.0%
Goldman Sachs Asset Management, L.P.(2)(7)		3,540,805	6.7%

(ii)
David G. Bannister(8)	Director and Nominee for Director	67,680	*
Ronald W. Drucker(9)	Director	88,000	*
William S. Elston(10)	Director	46,871	*
Michael A. Henning	Director and Nominee for Director	4,577	*
Diana M. Murphy(11)	Director	115,000	*
Jeffrey C. Crowe	Director and Nominee for Director, Chairman of the Board	88,572	*
Henry H. Gerkens(12)	Director, President and Chief Executive Officer	273,473	*

		Amount and
		Nature of	Ownership
		Beneficial	Percent of
Name of Beneficial Owner	Position(s)	Ownership	Class(1)

Michael K. Kneller(13)	Vice President, General Counsel and Secretary	47,734		*
Patrick J. O’Malley(14)	President of Landstar Ranger, Landstar Gemini, Landstar Inway, Landstar Ligon, Landstar Express America and Landstar Carrier Services	19,585		*
Jim M. Handoush(15)	President of Landstar Global Logistics	102,685		*
Larry S. Thomas(16)	Vice President and Chief Information Officer	105,754		*
James B. Gattoni(17)	Vice President and Chief Financial Officer	100,007		*
Joseph J. Beacom(18)	Vice President and Chief Compliance, Security and Safety Officer	37,313		*
(iii)
All Directors and Executive Officers as a group (13 persons)(19)(20)		1,097,251	2.1%

*	Less than 1%

(1)	The percentages are based upon 52,661,498 shares, which equals the number of outstanding shares of the Company as of March 3, 2008. With respect to the calculation of the percentages for beneficial owners who hold options exercisable within 60 days of March 3, 2008, the number of shares of Common Stock on which such percentage is based also includes the number of shares underlying such options.

(2)	In accordance with the rules of the Securities and Exchange Commission, the information set forth is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)	According to a Schedule 13G filed on February 5, 2008, (i) Barclays Global Investors, NA., is a bank as defined in Section 3(a)(6) of the 34 Act, is deemed to be the beneficial owner of 3,818,642 shares of Common Stock, has the sole power to vote or direct the vote of 3,106,809 shares of Common Stock and sole power to dispose of 3,818,642 shares of Common Stock and has a business address of 45 Fremont Street, San Francisco, California 94105, (ii) Barclays Global Fund Advisors is a registered investment adviser and is deemed to be the beneficial owner of 1,300,314 shares of Common Stock, has the sole power to vote or direct the vote of 852,938 shares of Common Stock and sole power to dispose of 1,300,314 shares of Common Stock and has a business address of 45 Fremont Street, San Francisco, California 94105, (iii) Barclays Global Investors, Ltd., is a bank as defined in Section 3(a)(6) of the 34 Act, is deemed to be the beneficial owner of 226,748 shares of Common Stock, has the sole power to vote or direct the vote of 117,191 shares of Common Stock and sole power to dispose of 226,748 shares of Common Stock and has a business address of Murray House, 1 Royal Mint Court, London, England EC3N 4HH, (iv) Barclays Global Investors Japan Trust and Banking Company Limited is a bank as defined in Section 3(a)(6) of the 34 Act, is deemed to be the beneficial owner of no shares of Common Stock, has no sole or shared power to vote or direct the vote of any shares of Common Stock and no sole or shared power to dispose of any shares of Common Stock and has a business address of Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan, (v) Barclays Global Investors Japan Limited is a bank as defined in Section 3(a)(6) of the 34 Act, is deemed to be the beneficial owner of 123,039 shares of Common Stock, has the sole power to vote or direct the vote of 123,039 shares of Common Stock and sole power to dispose of 123,039 shares of Common Stock and has a business address of Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan, (vi) Barclays Global Investors Canada Limited is a registered investment advisor and is deemed to be the beneficial owner of 19,240 shares of Common Stock, has the sole power to vote or direct the vote of 19,240 shares of Common Stock and sole power to dispose of 19,240 shares of Common Stock and has a business address of Brookfield Place, 161 Bay Street, Suite 2500, PO Box 614, Toronto, Canada, Ontario M5J 2S1, (vii) Barclays Global Investors Australia Limited is a registered investment advisor and is deemed to be the beneficial owner of no shares of Common Stock, has no sole or shared power to vote or direct the vote of any shares of Common Stock and no sole or shared power to dispose of any shares of Common Stock and has a business address of Level 43, Grosvenor Place, 225 George Street, PO Box N43, Sydney, Australia NSW 1220, (viii) Barclays Global Investors (Deutschland) AG is a registered investment advisor and is deemed to be the beneficial owner of no shares of Common Stock, has no sole or shared power to vote or direct the vote of any shares of Common Stock and no sole or shared power to dispose of any shares of Common Stock and has a business address of Apianstrasse 6 D-85774, Unterfohring, Germany, and (ix) Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclay’s Global Investors (Deutschland) AG may be deemed to be the beneficial owner in the aggregate of 5,487,983 shares of Common Stock and to have the sole power to vote or direct the vote of 4,219,217 shares of Common Stock, sole power to dispose of 5 ,487,983 shares of Common Stock and no shared voting or dispositive power with respect to any of the shares.

(4)	According to an amendment to its Schedule 13G filed by Wellington Management Company, LLP (“Wellington”) on February 14, 2008, Wellington is a registered investment adviser who may be deemed to be the beneficial owner of 5,226,477 shares of Common Stock. Wellington has shared voting power with respect to 4,145,127 of such shares, shared dispositive power with respect to all such shares and no sole voting or dispositive power with respect to any of such shares. The business address of Wellington is 75 State Street, Boston, Massachusetts 02109.

(5)	According to an amendment to its Schedule 13G filed on February 13, 2008, T. Rowe Price Associates, Inc. (“Price Associates”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 4,978,030 shares of Common Stock. Price Associates, however, expressly disclaims that it is, in fact, the beneficial owner of such shares. Price Associates has sole voting power with respect to 1,301,300 of such shares, no shared voting power with respect to such shares, and sole dispositive power with respect to all 4,978,030 shares. The business address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(6)	According to an amendment to its Schedule 13G filed jointly by FMR LLC and Edward C. Johnson 3d (Chairman of FMR LLC) on February 14, 2008, FMR LLC is the beneficial owner of 4,221,403 shares of Common Stock. Certain of these shares are beneficially owned by FMR LLC subsidiaries and related entities. The Schedule 13G discloses that FMR LLC has sole voting power as to 401,325 shares of Common Stock and has sole power to dispose of 4,221,403 shares of Common Stock. The 13G also discloses that Mr. Johnson is the beneficial owner of 4,221,403 shares of Common Stock, does not have sole or shared voting power with respect to any shares of Common Stock, but has sole power to dispose of 4,221,403 shares of Common Stock. The Schedule 13G states that Mr. Johnson and various family members, through their ownership of FMR LLC voting stock and the execution of a shareholders’ voting agreement, may be deemed to form a controlling group with respect to FMR LLC. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 3,771,710 shares of Common Stock, as a result of acting as investment adviser to various investment companies (the “Funds”) registered under Section 8 of the Investment Company Act of 1940. Mr. Johnson, FMR LLC and the Funds each has sole power to dispose of the 3,771,710 shares owned by the Funds. Strategic Advisers, Inc. (“Strategic”), a wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC’s beneficial ownership includes 273 shares of Common Stock beneficially owned through Strategic. Pyramis Global Advisors, LLC (“PGALLC”), 53 State Street, Boston, Massachusetts 02109, an indirect wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 25,000 shares of outstanding Common Stock as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds, or investment companies registered under Section 8 of the Investment Companies Act of 1940 owning such shares. Mr. Johnson and FMR LLC, through its control of PGALLC, each has sole dispositive power over 25,000 shares and sole power to vote or to direct the voting of 25,000 shares of Common Stock owned by the institutional accounts or funds advised by PGALLC. Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts 02109, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the 34 Act, is the beneficial owner of 423,120 shares of Common Stock as a result of its serving as investment manager of institutional accounts owning such shares. Mr. Johnson and FMR LLC, through its control of PGATC, each has sole dispositive power over 423,120 shares and sole power to vote or to direct the voting of 374,752 shares of Common Stock owned by the institutional accounts managed by PGATC. Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crowlane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 1,300 shares of the Common Stock outstanding. As a result of shares owned by a partnership controlled by Mr. Johnson (Chairman of FIL) and members of his family, FMR LLC and FIL may be deemed to have formed a “group” for purposes of Section 13(d) under the 34 Act and may be required to attribute to each other the beneficial ownership of securities beneficially owned by the other corporation within the meaning o f Rule 13d-3 promulgated under the 34 Act. As such, FMR LLC’s beneficial ownership may include shares beneficially owned by FIL. FMR LLC and FIL each disclaim beneficial ownership of Common Stock beneficially owned by the other. With the exception of PGALLC, PGATC and FIL, the business address of each of the foregoing is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)	According to a Schedule 13G filed on February 1, 2008, Goldman Sachs Asset Management, L.P. (“Goldman”) is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) promulgated under the 34 Act and is deemed to be the beneficial owner of 3,540,805 shares of Common Stock. Goldman has sole voting power with respect to 3,494,651 of such shares, sole dispositive power with respect to 3,535,705 of such shares and shared dispositive power with respect to 5,100 of such shares. The business address of Goldman is 32 Old Slip, New York, New York 10005.

(8)	Includes 52,000 shares that may be acquired upon the exercise of options.

(9)	Includes 36,000 shares that may be acquired upon the exercise of options.

(10)	Includes 31,000 shares that may be acquired upon the exercise of options.

(11)	Includes 72,000 shares that may be acquired upon the exercise of options.

(12)	Includes 142,334 shares that may be acquired upon the exercise of options.

(13)	Includes 45,834 shares that may be acquired upon the exercise of options.

(14)	Includes 12,585 shares that may be acquired upon the exercise of options.

(15)	Includes 74,467 shares that may be acquired upon the exercise of options.

(16)	Includes 84,479 shares that may be acquired upon the exercise of options.

(17)	Includes 65,707 shares that may be acquired upon the exercise of options.

(18)	Includes 24,753 shares that may be acquired upon the exercise of options.

(19)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors and Executive Officers as a group.

(20)	Includes 641,159 shares that may be acquired upon the exercise of options.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 29, 2007, all reports required by Section 16(a) which are applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were filed on a timely basis.

PROPOSAL NUMBER TWO —
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 29, 2007. In addition to retaining KPMG LLP to audit the consolidated financial statements and the internal controls over financial reporting of the Company and its subsidiary, KPMG LLP rendered certain tax and employee benefit audit services to the Company in fiscal year 2007 and expects to continue to do so in 2008. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2007 and 2006 for services consisted of the following:

AUDIT FEES:  Fees for the audits of the financial statements and internal control over financial reporting and quarterly reviews were $885,000 for fiscal 2007 and $934,000 for fiscal 2006.

AUDIT RELATED FEES:  Fees for the audit of the Company’s 401(k) plan were $24,000 and $22,000 for fiscal 2007 and 2006, respectively.

TAX FEES:  Fees for assistance with tax compliance and tax audits were $38,702 for fiscal 2007 and $108,841 for fiscal 2006.

The Audit Committee has appointed KPMG LLP to continue in that capacity for fiscal year 2008, and has recommended to the Board that a resolution be presented to stockholders at the 2008 Annual Meeting to ratify that appointment. The Board has adopted such resolutions and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2008 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders as appropriate.

Assuming the presence of a quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2008 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2009 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 1, 2008, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with the Company’s Bylaws, stockholder proposals intended for presentation at the 2009 Annual Meeting of Stockholders that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not earlier than December 1, 2008 and not later than December 31, 2008. For any proposal that is not submitted for inclusion in the next year’s Proxy Statement, but is instead sought to be presented directly at the 2009 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 14, 2009 and advises stockholders in the 2009 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 14, 2009.

In addition, in accordance with the Company’s Bylaws, stockholder proposals intended for presentation at the 2008 Annual Meeting of Stockholders that are not intended for inclusion in the Company’s Proxy Statement must be received by the Company not earlier than December 4, 2007 and not later than January 3, 2008. For any proposal that is not submitted for inclusion in this year’s Proxy Statement, but is instead sought to be presented directly at the 2008 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on February 16, 2008, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on February 16, 2008.

All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of a proxy statement or annual report to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the Securities Exchange Act of 1934, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of a proxy statement or annual report, as applicable, to any security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of a proxy statement or annual report by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.
Investor Relations
13410 Sutton Park Drive South
Jacksonville, FL 32224
Phone: 904-398-9400

Security holders sharing an address can also request delivery of a single copy of a proxy statement or an annual report if they are receiving multiple copies of proxy statements or annual reports by contacting the Company at the preceding phone number and/or mailing address.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE
ENCLOSED PROXY CARD PROMPTLY

By Order of the Board of Directors

/s/ Michael K. Kneller
Michael K. Kneller
Vice President, General Counsel & Secretary

13410 Sutton Park Drive South
Jacksonville, FL 32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 29, 2007, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

LANDSTAR SYSTEM, INC.
13410 SUTTON PARK DRIVE SOUTH
JACKSONVILLE, FL 32224
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints James B. Gattoni and Michael K. Kneller, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 14, 2008, at the Annual Meeting of Stockholders to be held in the offices of Landstar System, Inc., at 13410 Sutton Park Drive South, Jacksonville, Florida 32224 on Thursday, May 1, 2008, at 9:00 a.m., local time, or any adjournment thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc. (the “Company”), is related to or conditioned on the approval of other matters.
**CONTINUED AND TO BE SIGNED ON REVERSE SIDE**

Address Change/Comments (mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments    SEE REVERSE SIDE      ☐
**PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE**
VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.
1.	ELECTION OF DIRECTORS.

FOR all nominees listed (except as marked to the contrary)	☐	01 DAVID G. BANNISTER 02 JEFFREY C. CROWE 03 MICHAEL A. HENNING

WITHHOLD AUTHORITY to vote for all nominees listed	☐	(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name above)

	*	Exceptions
2.	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.
FOR ☐                    AGAINST ☐                    ABSTAIN ☐
3.	IN THEIR DISCRETION, EACH OF THE PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL Proposals.
Signature                                                          Signature                                                              Date
NOTE:  Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.